UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2006

General Electric Company
(Exact name of registrant as specified in its charter)

New York	1-35	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

Item 7.01. Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On April 13, 2006, General Electric Company issued a press release setting forth GE’s first-quarter 2006 earnings. A copy of GE’s press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 8.01 Other Events

At its next regularly scheduled board meeting, GE management will recommend to its Board of Directors that it amend its By-Laws to implement its majority vote policy for director elections (Governance Principle # 20). For purposes of this policy, a “compelling reason” could include, without limitation, a situation in which a director nominee was the target of a “vote no” campaign on an illegitimate basis, such as racial discrimination, or on the basis of misinformation – or the resignation would cause the company to be in violation of its constituent documents or regulatory requirements.

Exhibit Index

99     Press release, dated: April 13, 2006, issued by General Electric Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: April 13, 2006	/s/ Philip D. Ameen
Philip D. Ameen
Vice President and Comptroller

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